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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 16, 1997

                          MOLTEN METAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      0-21042                    52-1659959
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


400-2 Totten Pond Road, Waltham, Massachusetts                      02154
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (617) 487-9700
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Item 2.  Acquisition or Disposition of Assets

      In August 1994, Molten Metal Technology, Inc. (the "Company" or "MMT") entered into a series of related agreements with Martin Marietta Corporation to form M4 Environmental L.P. ("M4"), a 50/50 joint venture. Martin Marietta has since merged into Lockheed Martin Corporation ("LMC"), with LMC as the surviving entity. Pursuant to these agreements, the Company and LMC formed M4, a Delaware limited partnership, to commercialize the Company's proprietary Catalytic Extraction Processing ("CEP") technology to service the environmental remediation, waste management, decontamination and decommissioning needs of the U.S. Department of Defense ("DoD"), the U.S. Department of Energy ("DOE") and the United States Enrichment Corporation. In April 1996, the Company and LMC expanded M4 through the acquisition by M4 of the Retech division of Lockheed Environmental Systems & Technologies Co., a wholly-owned subsidiary of LMC. The Retech division designs and manufactures metallurgical equipment and waste processing systems that utilize a plasma technology. In June 1997, the Company and LMC completed a restructuring of their relationship with respect to M4's market.

      The restructuring entailed five principal changes in the relationship between LMC and MMT: (1) LMC has the exclusive right to lead and pursue contracts for the Hanford radioactive tanked waste cleanup project described below, and MMT will provide directly to LMC certain construction and development services with respect to Quantum-CEP(R) ("Q-CEP(R)"); (2) MMT and LMC formed a new limited liability company to be their exclusive vehicle to deliver processing services to customers in the chemical demilitarization market worldwide; (3) MMT has the exclusive right to lead and pursue worldwide opportunities for processing depleted uranium hexafluoride ("DUF(6)"); (4) MMT has become the sole owner of M4, which will continue to own and operate its primary remaining asset, the M4 Technology Center; and (5) the Retech division of M4 has been transferred to LMC.

          Hanford Project. As part of the LMC team for the Hanford project, LMC offered to purchase and MMT has agreed to deliver a pilot-scale, demonstration CEP plant in 1997 for a fixed price of $5 million. This plant will be used to process surrogate Hanford tank waste. Additionally, LMC has agreed to fund certain development work with respect to Q-CEP for possible application to the Hanford project. LMC has informed the DOE that LMC currently intends to propose an alternative technology, vitrification, as its baseline processing technology for Phase 1B of the Hanford contract. However, in connection with the development work to be performed by MMT, LMC and MMT have agreed to develop a technology insertion plan for the possible inclusion of Q-CEP in the Hanford project if such development work is successful. LMC has informed the DOE of its intention to develop this technology insertion plan. If the LMC team is awarded a contract under Phase 1B of the Hanford cleanup program and Q-CEP is used in the Phase 1B performance, LMC has agreed to pay MMT a fee of $15 million. $5 million of this fee will be payable on award of the contract and the remaining $10 million will be payable upon timely delivery and acceptance of a CEP production plant pursuant to terms to be agreed upon by LMC and MMT. MMT also is entitled to an on-going royalty of 3.5% of all revenues generated from the processing of waste in equipment supplied by MMT under the Hanford contract. There can be no assurances that LMC will include Q-CEP in any proposal for


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any Phase 1B contract or that LMC will submit a bid for Phase 1B. There also can be no assurances that DOE will award a Phase 1B contract to the LMC team or that, even if it does so, Q-CEP will prove to be satisfactory to the DOE for processing the Hanford waste.

            Chemical Weapons Demilitarization. The limited liability company formed by MMT and LMC has exclusive worldwide rights to commercialize CEP for the chemical weapons demilitarization market. The limited liability company is owned 50/50 by subsidiaries of LMC and MMT. MMT is entitled to success fees of up to an aggregate of $25 million in connection with the successful deployment of CEP systems to process chemical weapons, each success fee to be paid from revenues generated by the CEP plant to which it relates. The limited liability company has an initial term of five years.

      M4 Technology Center. As sole owner of M4, MMT is responsible for the future operations of the M4 Technology Center, and is entitled to all future revenues from such operations. The $38 million aggregate principal amount of bonds issued by the Industrial Development Board of Oak Ridge relating to the M4 Technology Center remain outstanding, LMC's guarantee of these bonds remains in place, and each of LMC and MMT is responsible for 50% of the principal, interest and other costs relating to these bonds.

      DUF(6). MMT and LMC have agreed that MMT will have the exclusive right to lead and pursue worldwide opportunities for processing DUF(6). LMC has agreed not to pursue this market for five years except that, at the request of MMT, LMC will consider participating in this market jointly with MMT on a case-by-case basis, subject to mutual agreement of the parties.

      LMC and MMT also have established a strategic alliance committee, in the form of a limited liability company governed by three directors from each company, to review and monitor the relationships created by the restructuring and to evaluate new market opportunities within the DOE and DoD markets. Prior to pursuing any such opportunity alone, each of LMC and MMT will be obligated to first offer such opportunity to the other party by presenting it to the strategic alliance committee. The committee would determine whether such opportunity would be pursued jointly by the parties and the terms thereof. If the committee does not elect to pursue the opportunity jointly, either party would be free to pursue it alone.

      In connection with the restructuring, (i) LMC terminated its line of credit with M4 and deemed the approximately $15.8 million aggregate principal and accrued interest outstanding thereunder to have been paid in full, and (ii) MMT contributed $14.6 million in outstanding accounts receivable to the capital of M4. LMC and MMT generally will share equally in substantially all of the costs of the restructuring.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Businesses Acquired.

      The required financial statements will be filed by an amendment to this Report within 60 days after the date hereof.


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      (b)   Pro Forma Financial Information.

      The required pro forma financial information will be filed by an amendment to this Report within 60 days after the date hereof.

      (c)   Exhibits.  The following are filed as exhibits to this Report:

*Exhibit 2.1      Master Restructuring Agreement dated as of June 16, 1997
                  between the Company and Lockheed Martin Corporation.

*Exhibit 10.1     Limited Liability Company Agreement of Lockheed Martin
                  Chemical Demilitarization Systems LLC dated as of June 16,
                  1997.

*Exhibit 10.2     License Agreement dated as of June 16, 1997 between the
                  Company, Lockheed Martin Chemical Demilitarization Systems
                  LLC, and Lockheed Martin Corporation.

*Exhibit 10.3     Transfer Agreement dated as of June 16, 1997 between the
                  Company, Lockheed Martin Advanced Environmental Systems, Inc.,
                  M4 Environmental L.P., and Lockheed Martin Corporation.

Exhibit 10.4      Press Release dated June 18, 1997 issued by the Company.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MOLTEN METAL TECHNOLOGY, INC.



Date:  June 25, 1997                By:   /s/ Benjamin T. Downs
                                         ------------------------
                                         Benjamin T. Downs
                                         Executive Vice President of Finance and
                                         Administration



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* Confidential treatment has been requested for certain portions of Exhibits
2.1, 10.1, 10.2 and 10.3.


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